EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Mikohn Gaming Corporation
Las Vegas, Nevada
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mikohn Gaming Corporation filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated February 22, 2005, relating to the consolidated financial statements and the effectiveness of Mikohn Gaming Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
October 31, 2005